EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-89629 of General Cable Corporation on Form S-8 of our report dated June 22, 2006, appearing in this Annual Report on Form 11-K of General Cable Savings Plan for Hourly Associates for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 22, 2006

1